As filed with the Securities and Exchange Commission on June 18, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLOW INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1104842
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

23500 — 64th Avenue South
Kent, Washington 98032
(253) 850-3500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Flow International Corporation
23500 — 64th Avenue South
Kent, Washington 98032
(253) 850-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:
Robert Jaffe
K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104-1158
Telephone: (206) 623-7580

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
Aggregate
Title of Each Class of	Offering	Amount of
Securities to be Registered	Price(1)(2)	Registration Fee(3)
Common Stock, $0.01 par value per share	—	—
Preferred Stock, $0.01 par value per share	—	—
Warrants(4)	—	—
Units(4), (5)	—	—
Total	$35,000,000	$1,953.00

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $35,000,000. Pursuant to General Instruction II.D. of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the primary offering, but does not specify by each class information as to the amount to be registered, the proposed maximum aggregate offering price per unit or the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, warrants and units as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)	A registration fee of $2,200.80 was previously paid by the registrant in connection with registration statement filed on Form S-4 (File No. 333-155588) filed with the Commission on November 21, 2008, which registration statement was subsequently withdrawn. Pursuant to Rule 457(p), we are offsetting the total amount of the previously paid registration fee against the current filing fee of $1,953 due in connection with this filing.

(4)	Warrants to purchase common stock or preferred stock of the Registrant may be sold separately or with common stock or preferred stock of the Registrant.

(5)	Also includes such indeterminate amount of number of securities of each class as may be issued from time to time upon conversion of, in exchange for, upon settlement of, or upon exercise of convertible or exchangeable securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 18, 2009

PROSPECTUS

FLOW INTERNATIONAL CORPORATION

$35,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We, Flow International Corporation, may offer from time to time our common stock, preferred stock, warrants, and units. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

Our common stock is listed on the NASDAQ Stock Market under the symbol “FLOW.” On June 12, 2009, the last reported sale price of our common stock on the NASDAQ Stock Market was $2.67 per share.

Investing in our securities involves risks.  See the section entitled “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Flow” and to the “company,” “we,” “us” or “our” are to Flow International Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, Flow files annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a Website that contains reports, proxy statements and other information regarding Flow. The address of the SEC web site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that Flow previously filed with the SEC. They contain important information about Flow and its financial condition. The following documents, which were filed by Flow with the SEC, are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K for the year ended April 30, 2008, filed with the SEC on July 14, 2008;

•	Quarterly Reports on Form 10-Q for the three months ended July 31, 2008, October 31, 2008, and January 31, 2009;

•	Current Reports on Form 8-K filed with the SEC on May 12, 2008, May 19, 2008, June 6, 2008, June 17, 2008, June 26, 2008, July 9, 2008, September 4, 2008, September 11, 2008, September 24, 2008, October 14, 2008, November 12, 2008, November 20, 2008, November 26, 2008, December 5, 2008, December 9, 2008, January 6, 2009, March 12, 2009, May 12, 2009, and June 11, 2009; and

•	The description of Flow’s securities contained in Flow’s registration statement on Form 8-A filed with the SEC on August 25, 1983, including any amendments or reports filed for the purpose of updating this information.

In addition, Flow incorporates by reference additional documents that the company may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act)

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Flow International Corporation
23500 64th Avenue South
Kent, Washington 98032
Attn: Investor Relations
(253) 850-3500

FORWARD-LOOKING STATEMENTS

We have made in this prospectus and in the reports and documents incorporated herein by reference, and may from time to time otherwise make in other public filings, press releases and discussions with our management, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended April 30, 2008 and in our quarterly reports on Form 10-Q for the three months ended July 31, 2008, October 31, 2008, and January 31, 2009 and those set forth from time to time in our filings with the SEC. These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

ABOUT US

Flow International Corporation and its subsidiaries (hereinafter collectively referred to “Flow,” “the Company,” “we,” or “our” unless the context requires otherwise) is a technology-based global company providing customer-driven waterjet cutting and cleaning solutions. Our ultrahigh-pressure water pumps generate pressures from 40,000 to over 87,000 pounds per square inch (psi) and power waterjet systems that are used to cut and clean materials. Waterjet cutting is a fast-growing alternative to traditional cutting or cleaning methods, which utilize lasers, saws, knives, shears, plasma, routers, drills and abrasive blasting techniques, and has uses in many applications from food and paper products to steel and carbon fiber composites.

Our principal executive offices are located at 23500 — 64th Avenue South, Kent, Washington 98032, and our telephone number is (253) 850-3500. We maintain a website on the Internet at http://www.flowcorp.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the factors contained in our annual report on Form 10-K for the fiscal year ended April 30, 2008 under the heading “Risk Factors” and in our quarterly reports on Form 10-Q for the three months ended July 31, 2008, October 31, 2008, and January 31, 2009 under the heading “Risk Factors” before investing in our securities. You should also consider similar information contained in any annual report on Form 10-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	repayment of debt;

•	capital expenditures;

•	working capital;

•	acquisitions; and

•	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

We are a Washington corporation. The rights of our shareholders are governed by the Washington Business Corporation Act, or the WBCA, and our restated articles of incorporation and our bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our restated articles of incorporation, which we refer to as our articles of incorporation, and our amended bylaws, which we refer to as our bylaws, for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a shareholder.

Common Stock

We may offer shares of our common stock from time to time. Pursuant to our articles of incorporation, we have the authority to issue 49,000,000 shares of common stock, $0.01 par value. As of June 12, 2009, we had 37,750,429 shares of common stock outstanding. As of June 12, 2009, there were approximately 1,046 holders of record of our common stock. We currently have a shareholder rights plan, which is described in more detail below.

Common shareholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to shareholders after creditors are paid and preferred shareholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

The common stock is listed on the NASDAQ Stock Exchange and trades under the symbol “FLOW.”

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series. Pursuant to our articles of incorporation, we have the authority to issue 1,000,000 shares of preferred stock, $0.01 par value. As of June 12, 2009, we had no shares of preferred stock outstanding. Our board of directors may, without action by shareholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter, or prevent a change of control of Flow.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of articles of amendment designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such articles of amendment for provisions that may be important to you.

The articles of amendment and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any shares of preferred stock we issue will be fully paid and nonassessable.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

The following summary of certain provisions of the WBCA and our articles of incorporation and bylaws is not complete. You should read the WBCA and our articles of incorporation and bylaws for a more complete information. The business combination provisions of Washington law, which are discussed below, and the provisions of our articles of incorporation and bylaws that are discussed below could have the effect of discouraging offers to acquire Flow and, if any such offer is made, could increase the difficulty of consummating such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits shareholders.

Issuance of Preferred Stock.  As noted above, our board of directors, without shareholder approval, has the authority under our articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a hostile takeover attempt, changes of control or changes in or removal of our management, including transactions that are favored by our shareholders.

Vote Required for Merger.  Our articles of incorporation require the affirmative approval of a merger, share exchange or sale of substantially all of the Company’s assets by two-thirds of the Company’s shares entitled to vote, or, if separate voting groups are required, then by not less than a majority of all of the votes entitled to be cast by that voting group.

Shareholder Meetings.  Our bylaws provide that our shareholders may call a special meeting only upon the request of holders of at least 10% of the voting power of all shareholders. Additionally, our board of directors and the corporate secretary each may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals.  Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. The existence of these advance notification provisions may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of our board of directors or proposing actions opposed by our board of directors.

Preferred Share Rights Purchase Plan.  On June 7, 1990, the Board of Directors of the Company adopted a Preferred Share Rights Purchase Plan (the “Plan”). The Plan was amended and restated as of September 1, 1999 and amended by Amendments No. 1 and 2 dated October 29, 2003 and October 19, 2004, respectively. Pursuant to the Plan, as amended, a Preferred Share Purchase Right (a “Right”) is attached to each share of Company common stock. The Rights will be exercisable only if a person or group acquires 15% or more of the Company’s common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of the common stock. Each Right entitles shareholders to buy one one-hundredth of a share of Series B Junior Participating Preferred Stock (the “Series B Preferred Shares”) of the Company at a price of $45. If the Company is acquired in a merger or other business combination transaction, each Right will entitle its holder to purchase a number of the acquiring company’s common shares having a value equal to twice the exercise price of the Right. If a person or group acquires 15% or more of the Company’s outstanding common stock, each Right will entitle its holder (other than such person or members of such group) to receive, upon exercise, a number of the Company’s common shares having a value equal to two times the exercise price of the Right. Following the acquisition by a person or group of 15% or more of the Company’s common stock and prior to an acquisition of 50% or more of such common stock, the Board of Directors may exchange each Right (other than Rights owned by such person or group) for one share of common stock or for one one-hundredth of a Series B Preferred Share. Prior to the acquisition by a person or group of 15% of the Company’s common stock, the Rights are redeemable, at the option of the Board, for $.0001 per Right. The Rights expire on September 1, 2009. The Rights do not have voting or dividend rights, and until they become exercisable, have no dilutive effect on the earnings of the Company. There are no outstanding rights under this plan as of April 30, 2009 and 2008.

Washington Takeover Statute.  Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	receipt by the acquiring person of any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.

Limitations of Liability and Indemnification Matters.  Pursuant to our articles and bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer of our company or who, while an officer or director of our company, is or was serving at our request as an director, officer, employee or agent of our company or another company or partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by us to the fullest extent permitted by Washington law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators. We have entered into indemnification agreements with each of our directors. The indemnification agreements set out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for directors’ enforcement of indemnification rights, the limitations on indemnification, and the requirements relating to notice and defense of claims for which indemnification is sought. These agreements are in addition to the indemnification provided to our directors under our articles of incorporation and bylaws in accordance with Washington law.

Our articles of incorporation provide that, to the fullest extent permitted by Washington law, a director of our company shall not be liable to the corporation or its shareholders for monetary damages for his or her conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Stock Exchange

Our common stock is listed on the NASDAQ Stock Exchange under the symbol “FLOW.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is BNY Mellon Shareowner Services LLC, P.O. Box 3315, South Hackensack, NJ 07606. Its phone number is (800) 522-6645.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

The prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether such units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by K&L Gates LLP, our outside counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from Flow’s Annual Report on Form 10-K, and the effectiveness of Flow’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses to be paid by the registrant in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee		$1,953.00
Legal fees and expenses			*
Accounting fees and expenses			*
Trustee fees and expenses			*
Printing expenses			*
Miscellaneous			*
Total	$		*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article XII of the Company’s restated articles of incorporation and Article VII of the Company’s restated bylaws, as amended, provide for indemnification of the Company’s directors, officers, employees and agents to the maximum extent permitted by Washington law and provide the directors and officers of the Company also may be indemnified against liability they may incur for serving in those capacities pursuant to a liability insurance policy maintained by the Company for such purpose.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 12.2 of the Company’s articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the Company and its shareholders.

ITEM 16.	EXHIBITS

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement.
3.1		Restated Articles of Incorporation, filed with the State of Washington April 26, 2005 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated May 3, 2005).
3.2		By-Laws of Flow International Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed May 12, 2008).
4.1		Certificate of Designation of Series B Junior Participating Preferred Stock. (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 filed May 20, 2005).
4.2		Amended and Restated Rights Agreement dated as of September 1, 1999 between Flow International Corporation and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 filed May 20, 2005).
4.3		Amendment No. 1 to Amended and Restated Rights Agreement dated as of October 29, 2003 (incorporated by reference to Exhibit 1.3 of the registrant’s Form 8-K dated November 3, 2003).

Exhibit
Number		Description

4.4		Amendment No. 2 to Amended and Restated Rights Agreement dated as of October 19, 2004 (incorporated by reference to Exhibit 1.4 to the registrant’s Form 8-K dated October 19, 2004).
4.5		Specimen Common Stock Certificate of Flow International Corporation (incorporated by reference to Exhibit 1 of the registrant’s Form 8-A dated August 25, 1983).
4	.6**	Form of Preferred Stock Certificate.
4	.7**	Form of Warrant Agreement (including form of Warrant Certificate).
4	.8**	Form of Unit Agreement (including form of Unit Certificate).
5	.1*	Opinion of K&L Gates LLP regarding the common stock, the preferred stock, the warrants, and the units.
23	.1*	Consent of K&L Gates LLP (included in Exhibit 5.1).
23	.2*	Consent of Deloitte & Touche LLP
24	.1*	Power of Attorney (included on the signature page of the Registration Statement).

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on June 16, 2009.

FLOW INTERNATIONAL CORPORATION

By:	/s/ Charles M. Brown
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles M. Brown and John Leness and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Charles M. Brown Charles M. Brown	President and Chief Executive Officer (Principal Executive Officer)	June 16, 2009

/s/ Allen M. Hsieh Allen M. Hsieh	Chief Financial Officer (Principal Financial Officer)	June 16, 2009

/s/ Kathryn L. Munro Kathryn L. Munro	Chairman	June 16, 2009

/s/ Richard P. Fox Richard P. Fox	Director	June 16, 2009

/s/ Arlen L. Prentice Arlen L. Prentice	Director	June 17, 2009

/s/ J. Michael Ribaudo J. Michael Ribaudo	Director	June 17, 2009

/s/ Lorenzo C. Lamadrid Lorenzo C. Lamadrid	Director	June 16, 2009

/s/ Jerry L. Calhoun Jerry L. Calhoun	Director	June 18, 2009

/s/ Larry A. Kring Larry A. Kring	Director	June 18, 2009

Exhibit Index

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement.
3.1		Restated Articles of Incorporation, filed with the State of Washington April 26, 2005 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated May 3, 2005).
3.2		By-Laws of Flow International Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed May 12, 2008).
4.1		Certificate of Designation of Series B Junior Participating Preferred Stock. (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 filed May 20, 2005).
4.2		Amended and Restated Rights Agreement dated as of September 1, 1999 between Flow International Corporation and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 filed May 20, 2005).
4.3		Amendment No. 1 to Amended and Restated Rights Agreement dated as of October 29, 2003 (incorporated by reference to Exhibit 1.3 of the registrant’s Form 8-K dated November 3, 2003).
4.4		Amendment No. 2 to Amended and Restated Rights Agreement dated as of October 19, 2004 (incorporated by reference to Exhibit 1.4 to the registrant’s Form 8-K dated October 19, 2004).
4.5		Specimen Common Stock Certificate of Flow International Corporation (incorporated by reference to Exhibit 1 of the registrant’s Form 8-A dated August 25, 1983).
4	.6**	Form of Preferred Stock Certificate.
4	.7**	Form of Warrant Agreement (including form of Warrant Certificate).
4	.8**	Form of Unit Agreement (including form of Unit Certificate).
5	.1*	Opinion of K&L Gates LLP regarding the common stock, the preferred stock, the warrants, and the units.
23	.1*	Consent of K&L Gates LLP (included in Exhibit 5.1).
23	.2*	Consent of Deloitte & Touche LLP
24	.1*	Power of Attorney (included on the signature page of the Registration Statement).

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.